FILED
 THE OFFICE OF THE STATE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JUN 04 1996
       6507-92


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                  CONDO MANAGEMENT, INC., A CLOSE CORPORATION,

                              a Nevada Corporation

     Norman A. Davis and Mark Kepes certify that:

     1.  They  are  the  duly  elected  and  acting   President  and  Secretary,
respectively, of the corporation named above.

     2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                       I.

          The name of the corporation shall be One and Only, Inc. and shall be governed by Chapter 78 of the Nevada Revised Statutes.

                                       II.

          The Resident Agent is Michael J. Daniels, 537 E. Sahara, Suite 209 Las Vegas, Nevada 89104.

                                      III.

          The nature of the business of the corporation will be to engage in any lawful activity permitted by the laws of the State of Nevada, and desirable to support the continued existence of the corporation.

                                       IV.

          The total authorized capital stock of the corporation will be Twenty-Five Thousand Dollars ($25,000.00). This will consist of Fifty million (50,000,000) shares of $.0005 par value common stock. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have



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          voting privileges and will be eligible for dividends.

          On the amendment of this Article IV to read as hereinabove set forth and the restating oldie Articles of Incorporation, each outstanding share is split up, divided, and converted into 2225 shares of common stock.

                                       V.

          The governing board of this corporation shall be known as directors and shall be styled directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than one (1) director. The name and address of the first director is as follows:

          Kim Hopkins: 4616 W. Sahara, #331, Las Vegas, NV 89102.

                                       VI.

          The name and address of the original incorporator is:

          Kim Hopkins: 4616 W. Sahara, #331, Las Vegas, NV 89102.

                                      VII.

          The  corporation  shall  have  perpetual  existence  according  to NRS
          78.035.

          The undersigned, being the original incorporator hereinbefore named, for the purpose of fanning a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this Certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set her hand this 18th day of June, 1992.


                                                      (Originally Executed)
                                                      Kim Hopkins


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     3. The  foregoing  amendment  of Article I and this  certificate  have been approved by the Board of Directors of the corporation.

     4. The foregoing amendment of Article IV and the Restated Articles of Incorporation was approved by the required vote of the shareholders of the corporation in accordance with the Nevada Business Corporation Act the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 900 common shares; and the number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock

     We further declare under penalty of perjury under the laws of the State of Nevada that the matter set forth in this certificate are true and correct of our knowledge.

Dated: May 10, 1996


                                                /s/ Norman A. Davis
                                                -------------------------------
                                                Norman A. Davis
                                                President


                                                /s/ Mark Kepes
                                                -------------------------------
                                                Mark Kepes
                                                Secretary

STATE OF NEVADA)
               ) SS
COUNTY OF CLARK)

     On this 10th day of May, 1996 personally appeared before me, a Notary Public in and for said County and State, Norman A. Davis and Mark Kepes, each acknowledged that they executed the above instrument freely and voluntarily for the uses and purposes therein mentioned.


                                                            [STAMP]

                                                         NOTARY PUBLIC
                                                        STATE OF NEVADA
                                                        County of Clark
                                                       MICHAEL J. DANIELS
                                            No: 02-0237-1
                                            My Appointment Expires Feb. 11, 2000

SUBSCRIBED and SWORN to me before me
this 10th day of May, 1996.

/s/ Michael J. Daniels
--------------------------------
NOTARY PUBLIC, in and for said
County and State.




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